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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Tyco International Ltd. of our report dated October 18, 2001, except as to Note 31 which is as of December 18, 2001, relating to the financial statements and financial statement schedule, which appears in Tyco International Ltd.'s Annual Report on Form 10-K for the year ended September 30, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                          /s/ PRICEWATERHOUSECOOPERS LLP



Boston, Massachusetts
May 21, 2002